Exhibit 99.2

News Release

UNISYS RECEIVES NOTICE OF LATE FILING FROM THE NYSE

BLUE BELL, Pa., November 21, 2022 – Unisys Corporation (NYSE: UIS) (“Unisys” or the “Company”) received a notice from the New York Stock Exchange (the “NYSE”) on November 15, 2022 indicating that, because the Company did not timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2022 (the “Quarterly Report”), the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual, which requires that NYSE-listed companies timely file all periodic reports with the Securities and Exchange Commission (the “SEC”).

As previously reported by the Company in its Notification of Late Filing on Form 12b-25, filed with the SEC on November 7, 2022, the Company was unable to file the Quarterly Report for the period ended September 30, 2022 within the prescribed period due to an internal investigation regarding certain disclosure controls and procedures matters, including the dissemination and communication of information within certain aspects of the organization. Notwithstanding the foregoing, the Company does not expect the investigation to result in any changes to the financial results in the Company’s previously reported financial statements or to impact the financial results in the Company’s unaudited financial statements for the period as of and ended September 30, 2022.

The NYSE notice has no immediate effect on the listing of the Company’s common stock on the NYSE. The NYSE notice informed the Company that, under NYSE rules, the Company has six months, until May 14, 2023, to file the Quarterly Report and regain compliance with the NYSE listing standards. If the Company fails to file the Quarterly Report by the six-month deadline, the NYSE may, in its sole discretion, grant an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances.

The Company expects to file the Quarterly Report with the SEC within the next several days and, in any event, before the six-month deadline stipulated by the NYSE.

About Unisys

Unisys is a technology solutions company that delivers successful outcomes for the most demanding organizations around the world. Unisys offerings include digital workplace solutions, cloud, applications and infrastructure solutions, enterprise computing solutions and business process solutions. For more information on how Unisys delivers for its clients across the commercial, financial services and government sectors, visit unisys.com.

Forward-Looking Statements

Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “will,” “anticipate,” “intend,” “expect” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the impact of the Audit & Finance Committee’s investigation; the impact of management’s conclusion, in consultation with the Audit & Finance Committee, that material weaknesses existed in the Company’s disclosure controls and procedures and internal control over financial reporting; the evaluation and implementation of remediation efforts designed and implemented to enhance the Company’s control environment; the potential identification of one or more additional material weaknesses in the Company’s internal control over financial reporting of which the Company is not currently aware or that have not been detected; and those described more fully in the Company’s periodic filings with the SEC. Forward-looking statements contained in this report are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts
Investors: investor@unisys.com
Media: Kaleigh Ferguson, Unisys, 203-907-5117
kaleigh.ferguson@unisys.com

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RELEASE NO.: 1121/9891

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

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